UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

PMC-Sierra, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PMC-SIERRA, INC.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 7, 2015.
1380 Bordeaux Drive, Sunnyvale, CA 94089
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Proxy Statement and Annual Report to Stockholders are available at www.allianceproxy.com/pmc-sierra/2015
If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before April 29, 2015 to facilitate timely delivery.
Important information regarding the Internet availability of the Company’s proxy materials, instructions for accessing your proxy materials and voting online and instructions for requesting paper or e-mail copies of your proxy materials are provided on the reverse side of this Notice.
STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING AND VOTE IN PERSON.
To the Stockholders of PMC-SIERRA, INC.
Notice is hereby given that the Annual Meeting of Stockholders of PMC-Sierra, Inc. will be held on May 7, 2015 at 9:00 a.m. Pacific Time at the Company’s Sunnyvale headquarters, 1380 Bordeaux Drive, Sunnyvale, California 94089 for the following purposes:
(1) To elect eight directors to serve until the 2016 Annual Meeting of Stockholders of PMC-Sierra, Inc. (“PMC” or the “Company”) or until their successors are duly elected and qualified.
The nominees for the Board of Directors are:
01 Richard E. Belluzzo 02 Michael R. Farese 03 Jonathan J. Judge 04 Kirt P. Karros
05 Michael A. Klayko 06 William H. Kurtz 07 Gregory S. Lang 08 Richard N. Nottenburg
(2) To ratify the appointment of Ernst & Young LLP as PMC’s independent auditors;
(3) An advisory vote on the compensation of our named executive officers as described in the proxy statement;
(4) To approve a proposal to amend and restate PMC’s 2008 Equity Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 12,875,000 shares to a total of 67,375,000 shares; (ii) provide for the grant of cash-based awards; (iii) re-approve the business criteria on which performance goals contained in the plan may be based so that awards granted under the plan may constitute performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iv) make other technical or otherwise non-material revisions thereto; and
(5) To approve a proposal to amend and restate PMC’s 2011 Employee Stock Purchase Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 7,000,000 shares to a total of 19,000,000 shares; (ii) and make other technical or otherwise non-material changes.
PMC’s Board of Directors recommends a vote FOR each of the listed nominees in proposal 1 and FOR proposals 2, 3, 4 and 5.
The Securities and Exchange Commission rules permit us to make our proxy materials available to our stockholders via the Internet.
Material for this annual meeting and future meetings may be requested by one of the following methods:
INTERNET
TELEPHONE
E-MAIL
To view your proxy materials online, go to www.allianceproxy.com/pmc-sierra/2015. Have the 11 digit control number available when you access the website and follow the instructions.
877-777-2857 TOLL FREE
requests@viewproxy.com
* If requesting material by e-mail, please send a blank e-mail with the company name and your 11 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.
You must use the 11 digit control number located in the box below.
CONTROL NO.

PMC-SIERRA, INC.
1380 Bordeaux Drive
Sunnyvale, CA 94089
The following proxy materials are available to you to review at: www.allianceproxy.com/pmc-sierra/2015
- the Company’s combination document: Proxy Statement 2015/Annual Report 2014
Directions to attend the meeting can be found on our website at http://pmcs.com/contact/locations/sunnyvale.html.
ACCESSING YOUR PROXY MATERIALS ONLINE
Have this notice available when you request a paper copy of the proxy materials or to vote your proxy electronically.
You must reference your control number to vote by Internet or request hard copy.
You May Vote Your Proxy When You View The Material On The Internet.
You Will Be Asked To Follow The Prompts To Vote Your Shares.
Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.
REQUESTING A PAPER COPY OF THE PROXY MATERIALS
By telephone please call 1-877-777-2857
or
By logging onto http://www.allianceproxy.com/pmc-sierra/2015
or
By email at: requests@viewproxy.com
Please include the company name and your control number in the subject line.